UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): June 20, 2013 (June 18, 2013)

Gray Fox Petroleum Corp.

(Exact Name of Registrant as Specified in its Charter)

______________________________________________________________________________

Nevada	333-181683	99-0373721
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Lee Parkway, Suite 600, Dallas, Texas 75219

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 665-9564

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       OTHER EVENTS

On June 18, 2013, the Financial Industry Regulatory Authority (“FINRA”) confirmed its approval of (i) a forward stock split (the “Stock Split”) of the issued and outstanding shares of the common stock, $0.001 par value (“Common Stock”), of Gray Fox Petroleum Corp., a Nevada corporation formerly known as Viatech Corp. (the “Company”), in which each outstanding share of Common Stock would be exchanged for eight (8) new shares of Common Stock, and (ii) the change of the Company’s name to “Gray Fox Petroleum Corp.,” as reflected in the Amended and Restated Articles of Incorporation filed with the Secretary of State of Nevada on June 7, 2013.

On June 20, 2013, the Company effected the Stock Split, which increased the issued and outstanding shares of Common Stock from 4,320,000 shares to 34,560,000 shares. The Company’s stockholders will be given new certificates reflecting the shares issued in the Stock Split upon surrender of their existing stock certificates to the Company’s transfer agent.

The Stock Split and the change in the Company’s name became effective with the Over-The-Counter Bulletin Board at the open of trading on June 20, 2013, at which time the Company’s symbol changed to VTCHD to reflect the Stock Split. On July 19, 2013, the "D" will be removed, and our ticker symbol will be changed to GFOX.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY FOX PETROLEUM CORP.

Date: June 20, 2013	By: /s/ Lawrence Pemble
Lawrence Pemble, President